Exhibit 10.1

THIRD AMENDMENT TO THE

A. H. BELO CORPORATION

2017 INCENTIVE COMPENSATION PLAN

THIS THIRD AMENDMENT (the “Third Amendment”) to the A. H. Belo 2017 Incentive Compensation Plan, as amended from time to time (the “Plan”), has been adopted by A. H. Belo Corporation, a Texas corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan.

W I T N E S S E T H:

WHEREAS, the Company previously adopted the Plan;

WHEREAS, Section 18(a) of the Plan provides that the board of directors of the Company (the “Board”) or the Compensation Committee of the Board (the “Committee”) may amend the Plan from time to time without the consent of any Participant, other holder or beneficiary of an Award, or any other person;

WHEREAS,  the Company intends to change its name to “DallasNews Corporation” effective upon the filing of an amendment to its Certificate of Formation and desires to amend the Plan to reflect such name change effective immediately upon such filing;

WHEREAS,  the Company intends to affect a reverse stock split with respect to its shares of Common Stock and Section 14 of the Plan provides that the Committee shall adjust the maximum number of shares of Common Stock specified in Section 4 and Section 5 of the Plan upon such a split;

WHEREAS, the Committee desires to amend the Plan to reduce the number of shares of Common Stock available to an amount that is lower than the amount that would be available following adjustments to the Plan to reflect the reserve stock split;

WHEREAS,  the Board now desires to amend the Plan effective immediately following the Company’s reverse stock split to (i) reduce the aggregate number of shares of Common Stock that may be issued or transferred under the Plan, as set forth in Section 4 of the Plan, to 1 million shares, (ii) adjust the limit on incentive stock option grants in Section 5 to reflect the lower number of authorized shares, and (iii) remove the limitations in Section 5(c) and 5(d) that are no longer required due to the changes made to Section 162(m) of the Internal Revenue Code; and

WHEREAS, the Board has determined that the Third Amendment shall be made effective as of the dates set forth below.

NOW, THEREFORE,  the Plan shall be amended as set forth below:

1.Effective on the date that the Company files an amendment to its Certificate of Formation to change its name (“Name Change Effective Date”), the name of the Plan shall be, and hereby is, amended to be the “DallasNews Corporation 2017 Incentive Compensation Plan” and

all references in the Plan to “A. H. Belo Corporation” shall be and hereby are, amended to refer to “DallasNews Corporation”.

2.Effective on immediately following the Company’s reverse stock split (the “Share Adjustment Effective Date”), Section 4 of the Plan shall be, and it hereby is, amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 4:

4.    Shares Available Under Plan. The number of shares of Common Stock that may be issued or transferred (i) upon the exercise of Appreciation Rights or Stock Options, (ii) as Restricted Shares and released from all restrictions, (iii) as Restricted Stock Units, (iv) in payment of Performance Shares, Performance Units or Incentive Compensation Plan Bonuses will not exceed in the aggregate 1 million shares. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. The number of shares of Common Stock available under this Section 4 will be subject to adjustment as provided in Section 14 and will be further adjusted to include shares that (i) relate to Awards that expire or are forfeited or (ii) are transferred, surrendered or relinquished to or withheld by A. H. Belo in satisfaction of any Option Price or in satisfaction of any tax withholding amount. Upon payment in cash of the benefit provided by any Award, any shares that were covered by that Award will again be available for issue or transfer under the Plan.

3.Effective as of the Share Adjustment Effective Date, Section 5 of the Plan shall be, and it hereby is, amended by deleting said Section in its entirety and substituting in lieu thereof the following new Section 5:

5.    Limitations on Awards.  No more than 1 million shares of Common Stock, subject to adjustment only as provided in Section 14, will be issued pursuant to Stock Options that are intended to qualify as incentive stock options under Section 422 of the Code pursuant to the terms of this 2017 Incentive Compensation Plan. No Stock Option may be issued to a Director if such Stock Option is intended to qualify as an incentive stock option under Section 422 of the Code, instead the Director’s Stock Option shall be treated as a Stock Option issued under Section 12(c) of the Plan.

RESOLVED FURTHER, that except as amended hereby, the Plan is specifically ratified and reaffirmed.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed this Third Amendment, effective as of the Name Change Effective Date and the Share Adjustment Effective Date, as set forth above.

COMPANY:

A. H. BELO CORPORATION,
a Texas corporation
A T

By:	/s/ Katy Murray
Its:	Executive Vice President/Chief Financial Officer